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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investor Fund,
Concept Series, Real Estate Income Fund 3, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-66087 of our opinion dated October 30, 1998, relating to the Statement of Condition of Equity Investor Fund, Concept Series, Real Estate Income Fund 3, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 30, 1998